Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT dated as of October 19, 2012 (this “Agreement”), is made and entered into by and between W. P. Carey Inc., a Maryland corporation (the “Company”), and Paulson & Co. Inc. (on behalf of the several investment funds managed by it), a Delaware corporation (the “Investor” and together with the Company, the “Parties”).

RECITALS:

WHEREAS, the Company desires to sell, and the Investor desires to purchase, an aggregate amount of Forty-Five Million Dollars ($45,000,000) of shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF STOCK

1.1 Sale and Issuance of Company Common Stock. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Investor agrees to purchase (the “Share Purchase”), and the Company agrees to sell and issue to the Investor, Nine Hundred and Thirty Seven Thousand Five Hundred (937,500) shares of Company Common Stock (the “Purchased Shares”), at a per-share price of $48.00, for an aggregate purchase price (the “Purchase Price”) of Forty-Five Million Dollars ($45,000,000), with receipt of the Purchased Shares and the Purchase Price confirmed by cross-receipt.

1.2 Registration. The Company has filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), a registration statement, as amended from time to time (the “Registration Statement”) on Form S-3ASR (File No. 333-174852) with respect to the issuance and sale by the Company of certain securities including Company Common Stock. The prospectus constituting a part of the Registration Statement and the prospectus supplement relating to the offering of the Purchased Shares (the “Prospectus Supplement”), including all documents incorporated by reference therein, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, are collectively referred to herein as the “Prospectus.”

1.3 Closing and Delivery. The closing of the purchase and sale of the Purchased Shares (the “Closing”) shall take place at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, at 10:00 a.m. on October 19, 2012. At the Closing, (i) the Company shall deliver, or cause to be delivered, the Purchased Shares to the Investor’s account at the Company’s transfer agent, and (ii) the Investor shall deliver to the Company, by wire transfer of immediately available funds, an amount equal to the Purchase Price. Upon Closing, the Company shall deliver to its transfer agent an irrevocable instruction in the form of Exhibit A attached hereto (the “Instruction”), which Instruction shall not be withdrawn, altered, amended, revoked, substituted or contradicted by the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor, as of the date hereof, as follows:

2.1 Legal Power; Organization; Qualification. The Company is a Maryland corporation, duly and validly existing and in good standing under the laws of the state of Maryland, and has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

2.2 Enforceability of Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

2.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any governing or constitutional document or any material contract, trust, commitment, agreement, obligation, understanding, arrangement, imposition of any lien or restriction of any kind to which the Company is a party or by which the Company is bound. Consummation by the Company of the transactions contemplated hereby will not violate, or require any consent, approval, authorization or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company.

2.4 Valid Issuance of Shares. The shares of Company Common Stock which are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state laws and requirements of the New York Stock Exchange (the “NYSE”), and will conform to the information in the Prospectus and to the description of such shares of capital stock contained in the Prospectus. The Purchased Shares when so issued, sold and delivered will be free and clear of any liens, pledges, security interests, adverse claims to title and encumbrances. The authorized equity capitalization of the Company is as set forth in the Prospectus. There are no preemptive rights with respect to the Purchased Shares.

2.5 Registration of Company Common Stock.

(a) The Registration Statement is currently effective and the Company has filed with the Commission and delivered to the Investor the Prospectus Supplement in respect of the Purchased Shares. The Commission has not issued an order preventing or suspending the effectiveness of the Registration Statement or the use of any Prospectus relating to the proposed offering of the Purchased Shares nor instituted or threatened proceedings for that purpose. The Registration Statement and the Prospectus contain all material statements which are required to be stated therein by, and in all material respects conform to the requirements of the Act. The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, conformed in all respects to the requirements of the Exchange Act or the Act, as applicable. Upon the filing of the Prospectus Supplement with the Commission and the issuance and delivery of the Purchased Shares to the Investor, the Purchased Shares shall be free of any restriction on transferability under federal securities laws and state “Blue Sky” laws, and, except as provided for in Section 4.1, any certificates or other instruments evidencing or representing the Purchased Shares shall be free of any restrictive legend or other limitation on transferability or resale under federal and state securities laws. None of the Registration Statement (including any amendment thereto), the Prospectus (including any supplement thereto and any documents incorporated by reference therein) and any “free writing prospectus” (as such term is defined in Rule 405 under the Act) that the Company filed with the Commission pursuant to Rule 433(d) under the Act contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company is a well-known seasoned issuer (as defined in Rule 405 under the Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement and the Prospectus Supplement comply with the Act and the applicable rules and regulations of the Commission thereunder. The Company is not an “ineligible issuer” in connection with the transactions contemplated under this Agreement pursuant to Rules 164, 405 and 433 under the Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and each such free writing prospectus that the Company has filed pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

2.6 SEC Reports. The Company has filed all forms, reports, statements (including proxy statements) and other documents (such filings by the Company are collectively referred to as the “SEC Reports”), required to be filed by it with the Commission. The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports at the time of filing thereof and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.7 Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Purchased Shares to the Investor in violation of Regulation M promulgated under the Exchange Act.

2.8 No Material Non-Public Information. The Company confirms that it has not provided the Investor with any information that constitutes material non-public information (that may or may not be independently known to the Investor) concerning the Company and its subsidiaries or the Purchased Shares (all of such non-public information is referred to as “Non-Public Information”).

2.9 Investment Company Act. The Company is not and, after giving effect to the issuance and sale of the Purchased Shares, will not be an “investment company” as defined in the Investment Company Act of 1940.

2.10 REIT Status. To the knowledge of the Company, the Company is organized and operated in a manner that will allow it to maintain REIT status on a continuous basis since the effective date of the W. P. Carey Conversion (as defined in the share repurchase agreement dated as of July 23, 2012, by and among the Estate of William Polk Carey, the Deceased, W. P. Carey & Co. Inc., W. P. Carey & Co. LLC and the Company).

2.11 Listing. All issued and outstanding shares of Company Common Stock, including the Purchased Shares, are listed on the NYSE, subject to notice of issuance in the case of the Purchased Shares. The Company has not, in the twelve months preceding the date hereof, received notice from the NYSE to the effect that the Company is not in compliance with the maintenance requirements of the NYSE.

2.12 Brokers and Finders. The Company has not employed or dealt with any brokers, finders, consultants or investment bankers in connection with the transactions contemplated hereby and has no liability or obligation of any kind to pay fees or commissions to any broker, finder, consultant or investment banker with respect to the transactions contemplated hereby for which the Investor could become liable or obligated.

2.13 Trading Activities. Other than as set forth in Section 4.1, it is understood and acknowledged by the Company that the Investor has not been asked to agree, and has not agreed, to desist from purchasing or selling, long or short, securities of the Company or “derivative” securities based on securities issued by the Company, or to hold the Securities for any specified term. The Company further understands and acknowledges that, subject to the provisions of Section 4.1, the Investor may independently engage in hedging or trading activities, in compliance with applicable federal and state securities laws, at various times during the period that the Company Common Stock is outstanding. The Company understands and acknowledges that such hedging or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging or trading activities are being conducted. The Company understands and confirms that the Investor will be relying on the foregoing covenant and agreement in effecting transactions in securities of the Company, and based on such covenant and agreement, unless otherwise expressly agreed in writing by the Investor: (i) the Investor does not have any obligation of confidentiality with respect to any information that the Company provides to the Investor; and (ii) the Investor will not be deemed to be in breach of any duty to the Company and/or to have misappropriated any Non-Public Information of the Company, if the Investor engages in transactions of securities of the Company, including, without limitation, any hedging transactions, short sales or any derivative transactions based on securities of the Company while in possession of such Non-Public Information.

2.14 Investor Not an Advisor. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Share Purchase and the transactions contemplated hereby. The Company further acknowledges that none of the Investor and its affiliates is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Share Purchase and the transactions contemplated hereby, and any advice given by any Investor or any of its affiliates, representatives or agents in connection with the Share Purchase and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Purchased Shares. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and to undertake the Share Purchase and the transactions contemplated hereby has been based solely on the independent evaluation of the transactions hereby by the Company and its representatives. The Company is sophisticated in matters such as those contemplated under this Agreement, and is capable of independently evaluating such matters.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company, as of the date hereof, as follows:

3.1 Legal Power; Organization; Qualification. The Investor is a Delaware corporation, duly and validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

3.2 Authorization of Agreement. This Agreement has been duly executed and delivered by the Investor and, assuming due and valid authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

3.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Investor of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any governing or constitutional document or any material contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which the Investor is a party or by which the Investor is bound. Consummation by the Investor of the transactions contemplated hereby will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Investor.

3.4 Financial Capability. The Investor has sufficient financial resources available to consummate the transactions contemplated by, and to perform its obligations under, this Agreement.

3.5 Brokers’ and Finders’ Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the negotiation or execution of this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

3.6 Sophisticated Investor. The Investor represents and warrants to the Company that the Investor is a sophisticated investor with sufficient knowledge and experience in such transactions to properly evaluate the merits of the Share Purchase, and that the Investor is able to bear the substantial risks associated therewith. In addition the Investor will independently and based on such information as the Investor deems appropriate (including in reliance on the representations, warranties and covenants contained in this Agreement and the information contained in the Prospectus and any free writing prospectus), make its own analysis and decision with respect to the Share Purchase. The Investor further represents that the Investor is a sophisticated investor which, in matters related to the valuation and purchase or sale of securities, is able to make determinations with respect to securities based upon the advice and abilities of the Investor’s advisors.

3.7 Investor’s Own Account. The Investor acknowledges and agrees that it is acting and will act solely for its own account and the accounts of its affiliated funds and funds it manages and not for any person in any transaction that the Investor may enter into with respect to the Purchased Shares.

3.8 Independent Decision. The Investor will make its own independent decisions with respect to the Share Purchase, and as to whether such purchase is appropriate or proper for the Investor based upon the Investor’s own judgment and upon advice from such advisors as the Investor has deemed necessary (including in reliance on the representations, warranties and covenants contained in this Agreement and the information contained in the Prospectus). The Investor is not relying on any communication (written or oral) from the Company as investment advice or as a recommendation to purchase any of the Purchased Shares, it being understood that information and explanation related to the terms and conditions of the purchase of any of the Purchased Shares shall not be considered investment advice or a recommendation to purchase such shares; provided, however, the Investor may rely upon information disclosed in the documents filed from time to time by the Company with the Commission, as well as the representations and warranties contained in this Agreement, but that such information, representations or warranties shall not be considered investment advice or a recommendation to purchase any of the Purchased Shares. No communication (written or oral) received from the Company shall be deemed to be an assurance or guarantee as to the expected results of the Share Purchase.

3.9 Non-Public Information. The Investor hereby acknowledges that the Company has informed the Investor that the Company may possess Non-Public Information. The Investor further acknowledges that the Investor is executing, delivering and performing this Agreement notwithstanding that the Investor is aware that the Non-Public Information may exist and that the Non-Public Information has not been, to the knowledge of the Investor, disclosed to the Investor, and the Investor confirms and acknowledges that neither the existence of the Non-Public Information, nor the substance of the Non-Public Information is material to the Investor or to the Investor’s decision to execute, deliver and perform this Agreement.

3.10 No Other Representation. The Investor hereby acknowledges that the Company makes no representation or warranty with respect to the Company or the Purchased Shares except as expressly set forth in this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 Lock-Up. The Investor hereby agrees that, without the prior written consent of the Company, the Investor will not, during the period ending 30 days after the date hereof, (1) offer, pledge, sell, contract to sell, sell any, or grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly or otherwise transfer or dispose of, any of the Purchased Shares, or publicly disclose the intention to make any offer, sale, pledge or disposition of the Purchased Shares, or (2) establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to the Purchased Securities (in each case within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder), or otherwise enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchased Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. Notwithstanding the foregoing, the Investor may transfer Purchased Shares without the prior consent of the Company in connection with (A) transfers of Common Stock as a bona fide gift or gifts, (B) transfers or distributions of Purchased Shares to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of the Investor, (C) transfers of Purchased Shares to any foundation, trust, partnership or limited liability company for the direct or indirect benefit of the Investor or the immediate family members of the Investor or its stockholders, partners, members or similar person, and in each case such transfer does not involve a disposition for value (for these purposes, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), (D) transfers of Purchased Shares to charitable organizations, family foundations or donor-advised funds at sponsoring organizations, and in each case such transfer does not involve a disposition for value, and (E) transfers of Purchased Shares to a nominee or custodian of a person to whom a transfer or disposition would be permitted hereunder, and (F) transfers or distributions of Purchased Shares to affiliates (as defined in Rule 405 under the Act) of the Investor.

4.2 Release of Purchased Shares from Account of Transfer Agent. The Company agrees (i) to use its best efforts to cause its transfer agent to remove any restrictive legend or other limitation on transferability or resale of the Purchased Shares, to immediately release the Purchased Shares, and to thereafter permit the Investor to transfer the Purchased Shares from accounts held by the Transfer Agent, in each case upon expiration of the lock-up period described in Section 4.1 hereof, and (ii) to not take any action that may result in the withdrawal, alteration, amendment, revocation, substitution or contradiction of the Instruction.

4.3 Indemnification. The Company agrees to indemnify and hold harmless the Investor and its directors, officers, affiliates, partners, employees, successors and permitted assigns (collectively, “Indemnified Parties”) from and against any and all losses, liabilities, costs, claims (including third party claims), damages, and expenses (including, without limitation, reasonable attorneys’ fees and the costs of enforcing this indemnity) (collectively, “Damages”) incurred by any Indemnified Party, as such Damages are incurred, as a result of, arising out of or based upon (i) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement or (ii) the Company’s breach of agreements or covenants made by the Company in this Agreement. Notwithstanding anything in this Section 4.3 to the contrary, the Company shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim for which such Indemnified Party is entitled to indemnification hereunder unless such settlement or compromise is solely for money damages and includes a full release of the Indemnified Parties. If the indemnification provided for in this Section 4.3 is unavailable or insufficient to hold harmless an Indemnified Party, then (i) the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of the Damages in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other from the issuance and sale of the Purchased Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Investor on the other in connection with the actions which resulted in such Damages.

4.4 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Purchased Shares until the expiration of the applicable statute of limitations.

4.5 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings among the Parties arising out of or relating to the subject matter hereof. This Agreement may only be amended by written agreement executed by the Parties.

4.6 Governing Law. This Agreement and all disputes hereunder shall be governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

4.7 Expenses. Each of the Parties shall pay its own costs incident to the negotiation, preparation, performance, and execution of this Agreement, and all fees and expenses of its counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with the negotiation, preparation, performance and execution of this Agreement.

4.8 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Copies of executed counterparts transmitted by telecopy, e-mail or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

4.9 No Assignments. The rights and obligations of the Company and the Investor under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of such Parties. None of the Parties may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other Party hereto.

4.10 Consent to Jurisdiction of Service of Process; Venue. Each Party hereto hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York in the State of New York (or any appeals court thereof), for any action, claim, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or equity, or by or before any governmental authority (“Actions”) arising out of or relating to the transactions contemplated hereby, this

Agreement or the breach, termination or validity thereof, (ii) agrees not to commence any Action relating to the transactions contemplated hereby or this Agreement except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice, or document by U.S. registered mail or as otherwise provided in this Agreement shall be effective service of process for any Action brought in any such court, (iv) waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York and of the United States of America located in the County of New York in the State of New York (or any appeals courts thereof) and (v) agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

4.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.11.

4.12 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by such Party by like notice):

If to the Company, to:

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

Attn: Chief Executive Officer and Chief Financial Officer

Fax: (212) 492-8922

with a copy to:

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

Attn: Paul Marcotrigiano, Esq.

Fax: (212) 492-8922

with a further copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attn: Christopher P. Giordano, Esq.

Fax: (212) 884-8522

If to the Investor, to:

Paulson & Co. Inc.

1251 Avenue of the Americas

New York, New York 10020

Attn: Michael Waldorf

Fax: (212) 351-5887

with a copy to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue, 18th Floor

New York, New York 10176

Attn: Mary Kuan, Esq.

Fax: (212) 986-8866

4.13 Confidentiality; Press Releases and Public Announcements. Subject to Section 2.13, the Parties acknowledge and agree that, without the prior written consent of the other Party, such Party will not, and it will cause its officers, directors, employees, agents and representatives not to, disclose to any third party this Agreement or any of the parties hereto (or their affiliates), or the terms, conditions or other facts in respect hereof (including the status hereof). The Parties further agree that any press release or public announcement relating to the transactions contemplated hereunder must be approved in advance by the other Party; provided, however, the Parties may make any and all appropriate disclosures in filings with the Commission, as may be required by their public reporting obligations or otherwise pursuant to the Exchange Act, and the rules and regulations thereunder; provided further, however, that no such disclosure in filings with the Commission will reference by name the Investor or any affiliate of the Investor. Furthermore, the Parties acknowledge that, pursuant to the Exchange Act, the Parties may be required to file this Agreement with the Commission.

4.14 Waiver. Either Party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that Party thereafter from enforcing each and every other provision of this Agreement.

4.15 Equitable Relief. Each of the Company and the Investor acknowledges that the other Party may have no adequate remedy at law if such Party fails to perform any of its obligations under this Agreement in any material respect. In such event, the Company and the Investor agree that, in addition to any other rights they may have (whether at law or in equity), in the event of any material breach or threatened material breach by either the Company or the Investor of any covenant, obligation or other provision set forth in this agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it) to seek (i) a decree or other writ of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such material breach or threatened material breach.

4.16 Construction. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted jointly by the Company and the Investor and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

4.17 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

4.18 Further Assurances. Each of the Company and the Investor agree prior to and after the sale and issuance of the Purchased Shares, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

(Remainder of this page intentionally left blank)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

W. P. CAREY INC.

By:	/s/ Trevor P. Bond
Name:	Trevor P. Bond
Title:	Chief Executive Officer

PAULSON & CO. INC.

(on behalf of the several investment funds and accounts managed by it)

By:	/s/ Michael Waldorf
Name:	Michael Waldorf
Title:	Managing Director

[Signature Page – Purchase Agreement]

W. P. CAREY INC.

50 Rockefeller Plaza

New York, New York 10020

October 19, 2012

Computershare (the “Transfer Agent”)

480 Washington Boulevard

Jersey City, New Jersey 07310

Attention: Oreste Casciaro

Re: Irrevocable Instruction to Release Purchased Shares on November 19, 2012

Ladies and Gentlemen:

Reference is made to the Common Stock Purchase Agreement (the “Agreement”) dated as of October 19, 2012, between W. P. Carey Inc. (the “Company”) and Paulson & Co. Inc. (on behalf of the several investment funds managed by it, the “Investor”), relating to the sale by the Company and the purchase by the Investor of an aggregate of 937,500 of shares of common stock, par value $0.001 per share, of the Company (the “Purchased Shares”). Pursuant to the Agreement, the Investor has agreed that the Purchased Shares shall remain in accounts in the name of the Investor held by the Transfer Agent through the date that is thirty (30) days following the date hereof, following which the Purchased Shares shall be free of any restrictive legend or other limitation on transferability or resale, and shall be freely transferable by the Investor.

The Company hereby irrevocably instructs (this “Instruction”) the Transfer Agent that upon the opening of business on November 19, 2012, the Transfer Agent shall at such time immediately remove any restrictive legend or other limitation on transferability or resale of the Purchased Shares, release the Purchased Shares, and thereafter permit the Investor to transfer the Purchased Shares from accounts held by the Transfer Agent. Purchased Shares are currently held in the following accounts:

Account Number	Number of Purchased Shares

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

This Instruction shall not be withdrawn, altered, amended, revoked, substituted or contradicted by the Company, and the Transfer Agent is hereby instructed to disregard and not obey any subsequent instruction made by the Company in respect of the Purchased Shares that has the effect of withdrawing, altering, amending, revoking, substituting or contradicting this Instruction. No further instruction from the Company shall be required to effect the purpose of this Instruction.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Instruction to be executed as of the date first written above.

W. P. CAREY INC.

By:
Name:
Title:

[Signature Page – Instruction]